UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2026

Greenland Mines Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2026, Greenland Mines Ltd. (the “Company”) entered into a Sales Agreement (the “Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which the Company from time to time may offer and sell shares (the “ATM Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), through or to the Agent (the “ATM Offering”). The Agent will act as sales agent or principal. If agreed to in a separate terms agreement, the Company may sell shares to the Agent as principal, at a purchase price agreed upon by the Agent and the Company. The Agent may also sell shares in negotiated transactions with the Company’s prior approval. The ATM Shares will be offered and sold pursuant to a Registration Statement on Form S-3 filed by the Company on July 28, 2025 (the “Registration Statement”) and the prospectus related to the ATM Offering that forms a part of such Registration Statement (the “ATM Prospectus”). Pursuant to the ATM Prospectus, the Company may sell Common Stock having an aggregate offering price of up to $50,000,000.

Subject to the terms and conditions of the Agreement, the Agent will use its commercially reasonable efforts to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission of up to 3.0% of the aggregate gross sales price per share sold under the Agreement. The Company has agreed to reimburse the Agent for its reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel). The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, as well as other obligations of the parties and termination provisions. The Company has also agreed to provide the Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds from sales of the ATM Shares, if any, for working capital and general corporate purposes. This represents our best estimate based on the current status of our business, but we have not reserved or allocated amounts for specific purposes and cannot specify with certainty how or when we will use any of the net proceeds.

Sales of the ATM Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the Agreement. The offering of ATM Shares pursuant to the Agreement will terminate on the earlier of (1) the issuance and sale of all of the ATM Shares subject to the Agreement, (2) the expiration of the Registration Statement on the third anniversary of its initial effective date pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended, or (3) the termination of the Agreement by either the Company or the Agent, or by mutual agreement, as permitted therein.

The ATM Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-288533), filed with the Securities and Exchange Commission (the “SEC”), and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated August 24, 2026 (the “ATM Prospectus Supplement”), filed with the SEC.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference to the ATM Prospectus Supplement, is the opinion of Cyruli Shanks & Zizmor, LLP, relating to the legality of the ATM Shares.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including statements regarding the ATM Offering and the Company’s use of proceeds therefrom. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
1.01	Sales Agreement, dated August 24, 2026, between Greenland Mines Ltd. and A.G.P./Alliance Global Partners
5.1	Opinion of Cyruli Shanks & Zizmor, LLP
23.1	Consent of Cyruli Shanks & Zizmor, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2026	GREENLAND MINES LTD.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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